UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2020

VERSO CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8540 Gander Creek Drive Miamisburg, Ohio 45342
(Address of principal executive offices, including zip code)

(877) 855-7243

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange
Rights to Purchase Series A Junior Participating Preferred Stock, par value $0.01 per share	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 10, 2020 (the “Closing Date”), Verso Corporation, a Delaware corporation (“Verso” or the “Company”), Pixelle Specialty Solutions LLC, a Delaware limited liability company (the “Buyer”), and Verso Paper Holding LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Verso (the “Seller”), completed the previously announced sale (the “Sale”) of all of the issued and outstanding limited liability interests of Verso Androscoggin LLC, a Delaware limited liability company (“Verso Androscoggin”) pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”), dated November 11, 2019, by and among Verso, the Seller and the Buyer. As of the Closing Date, Verso Androscoggin held all of the assets primarily related to Verso’s Androscoggin mill located in Jay, Maine and its Stevens Point mill, located in Stevens Point, Wisconsin.

As consideration for the Sale, Verso received approximately $346 million in cash, which reflects certain adjustments in respect of Verso’s estimates of cash, indebtedness and working capital of Verso Androscoggin as of the Closing Date, and Buyer assumed approximately $35 million of Verso’s unfunded pension liabilities. The consideration for the Sale will be subject to final post-closing adjustment pursuant to the terms of the Purchase Agreement.

The Board of Directors of the Company (the “Board”) intends to return net proceeds from the Sale to stockholders in an aggregate amount of up to $282 million and not less than $225 million.

The foregoing descriptions of the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the actual provisions of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 12, 2019.

In connection with the closing, Verso is filing herewith certain pro forma financial information, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01 Other Events.

On February 10, 2020, Verso issued a press release announcing the completion of the Sale. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

In connection with the closing of the Sale, Verso is filing herewith certain pro forma financial information, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Membership Interest Purchase Agreement, dated as of November 11, 2019, by and among Verso Paper Holding LLC, Verso Corporation and Pixelle Specialty Solutions LLC* (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2019)

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

99.2	Press Release issued by Verso on February 10, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation 8-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verso Corporation

Date: February 10, 2020	By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer